Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Member

Berkeley Point Financial LLC:

We consent to the incorporation by reference in the following registration statements

(1)	Registration Statement (Form S-4 No. 333-169232) of BGC Partners, Inc.,
(2)	Registration Statement (Form S-3 No. 333-167953) of BGC Partners, Inc.,
(3)	Registration Statement (Form S-3 No. 333-173109) of BGC Partners, Inc.,
(4)	Registration Statement (Form S-3 No. 333-175034) of BGC Partners, Inc.,
(5)	Registration Statement (Form S-3 No. 333-180391) of BGC Partners, Inc.,
(6)	Registration Statement (Form S-3 No. 333-187875) of BGC Partners, Inc.,
(7)	Registration Statement (Form S-8 No. 333-189179) of BGC Partners, Inc.,
(8)	Registration Statement (Form S-8 No. 333-196708) of BGC Partners, Inc.,
(9)	Registration Statement (Form S-3 No. 333-196999) of BGC Partners, Inc.,
(10)	Registration Statement (Form S-3 No. 333-204980) of BGC Partners, Inc.,
(11)	Registration Statement (Form S-8 No. 333-207257) of BGC Partners, Inc.,
(12)	Registration Statement (Form S-3 No. 333-208967) of BGC Partners, Inc.,
(13)	Registration Statement (Form S-8 No. 333-213165) of BGC Partners, Inc.,
(14)	Registration Statement (Form S-3 No. 333-214772) of BGC Partners, Inc.,
(15)	Registration Statement (Form S-3 No. 333-223550) of BGC Partners, Inc.,
(16)	Registration Statement (Form S-4 No. 333-226445) of BGC Partners, Inc., and
(17)	Registration Statement (Form S-3 No. 333-227395) of BGC Partners, Inc.,

of our report dated August 23, 2017, with respect to the consolidated statements of operations, changes in member’s capital, and cash flows of Berkeley Point Financial LLC for the year ended December 31, 2016, not included therein, which report appears in the Annual Report on Form 10-K of BGC Partners, Inc. for the year ended December 31, 2018.

/s/ KPMG LLP

Boston, Massachusetts

February 28, 2019